UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2022

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive, Suite 101 Canonsburg, Pennsylvania 15317
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(724) 416-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CEIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Due to an inadvertent software-related clerical error, the information cited below, which is contained on page 30 of the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 (“Form 10-Q) of CONSOL Energy Inc. (the “Company”) filed with the Securities and Exchange Commission on November 1, 2022 was incorrect and is inconsistent with the corresponding information contained in the “2022 Guidance and Outlook” section of the Company’s earnings release furnished as Exhibit 99.1 to the Company’s Form 8-K dated November 1, 2022. The information below corrects the error on page 30 of the Form 10-Q.

Corrected Information:

Outlook for 2022:

Based on our current contracted position, estimated prices and production plans, we are providing the following updated financial and operating performance guidance for full fiscal year 2022:

•	PAMC coal sales volume of 23.75-24.50 million tons

Previously Reported Information:

Outlook for 2022:

Based on our current contracted position, estimated prices and production plans, we are providing the following updated financial and operating performance guidance for full fiscal year 2022:

•	PAMC coal sales volume of 24.0-25.0 million tons

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Miteshkumar B. Thakkar
Miteshkumar B. Thakkar
Chief Financial Officer

Dated: November 2, 2022